Exhibit 32.1

Certification of the Chairman of the Board and President

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Gary L. Martin, Chairman of the Board and President of Capital Southwest Corporation, certify that, to my knowledge:

1.
The Form 10-Q, filed with the Securities and Exchange Commission on October 28, 2011 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.

Date: October 28, 2011	By:	/s/ Gary L. Martin
Gary L. Martin Chairman of the Board and President